SPECTRASCIENCE, INC
                                 AMENDED BYLAWS


                                    ARTICLE I
                            OFFICERS, CORPORATE SEAL
                        AND SHAREHOLDER CONTROL AGREEMENT


         SECTION 1.01. REGISTERED AND OTHER OFFICES. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have such other offices, within or without the State of Minnesota, as the Board of Directors shall, from time to time, determine.

         SECTION 1.02. CORPORATE SEAL. If so directed by the Board of Directors, the corporation may use a corporate seal. The failure to use such seal, however, shall not affect the validity of any documents executed on behalf of the corporation. The seal need only include the word "seal", but it may also include, at the discretion of the Board, such additional wording as is permitted by law.

         SECTION 1.03. SHAREHOLDER CONTROL AGREEMENT. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement or any stock repurchase or redemption agreement, whenever adopted, such shareholder control agreement shall govern.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         SECTION 2.01. TIME AND PLACE OF MEETINGS. Regular or special meetings of the shareholders, if any, shall be held on the date and at the time and place fixed by the President in the absence of Board of Director action, except that a special meeting called by, or at the demand of a shareholder or shareholders, pursuant to Minnesota Statutes, Section 302A.431, Subd. 2, shall be held in the county where the principal executive office is located.

         SECTION 2.02. REGULAR MEETING. At any regular meeting of the shareholders there shall be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting. Any business appropriate for action by the shareholders may be transacted at a regular meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting unless all the shareholders are present in person or by proxy and none of them objects to such designation. Regular meetings may be held no more frequently than once per year.

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         SECTION 2.03.  DEMAND BY SHAREHOLDERS.  Regular or special meetings may be demanded by a  shareholder  or  shareholders,  pursuant to the  provisions of
Minnesota  Statutes,   Section  302A.431,   Subd.  2,  and  302A.433,  Subd.  2,
respectively.

         SECTION 2.04. QUORUM; ADJOURNED MEETINGS. The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business; said holders may be present at the meeting either in person or by proxy. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though withdrawal of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         A meeting of the shareholders at which there is a quorum may be adjourned as to all or part of the matters to be considered at the meeting upon motion by the person presiding at such meeting and by a majority vote of shares represented in person or by proxy at such meeting. Such adjournment shall be until a specific time and place, and the time and place for the reconvened meeting shall be announced at the meeting and reflected in the minutes thereof.

         SECTION 2.05. VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the Articles of Incorporation or a resolution of the Board of Directors filed with the Secretary of State, each shareholder shall have one vote for each share held. Upon demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

         SECTION 2.06. CLOSING OF BOOKS. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fail to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the sixtieth (60th) day preceding the date of such meeting.

         SECTION 2.07. NOTICE OF MEETINGS. Notice of all meetings of shareholders shall be given to every holder of voting shares, except where the meeting is an adjourned meeting and the date, time and place of the meeting was announced at the time of adjournment. The notice shall be given at least ten
(10) days, but not more than sixty (60) days, before the date of the meeting, except that written notice of a meeting at which an agreement of merger is to be considered shall be given to all shareholders, whether entitled to vote or not, at least fourteen (14) days prior thereto. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the call, unless all of the shareholders are present in person or by proxy and none of them object to consideration of a particular item of business.

         SECTION 2.08. WAIVER OF NOTICE. A shareholder may waive notice of any meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting and whether given in writing, orally or by attendance.


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         SECTION 2.09.  AUTHORIZATION  WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 3.01. GENERAL PURPOSES. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or shall be under the direction of the Board of Directors.

         SECTION 3.02. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The Board of Directors shall consist of five Directors, which number may be increased by the Board of Directors and additional Directors elected by the existing Board of Directors, without approval of the shareholders; but this number shall only be decreased in accordance with Section 302A.223 of the Minnesota Business Corporation Act. Directors need not be shareholders. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such powers as the Board shall prescribe. Each of the directors shall hold office until the regular meeting of the shareholders next held after his election, until his successor shall have been elected and shall qualify, or until he shall resign or shall have been removed as provided by law.

         Notwithstanding the provisions of Section 3.02 of the Amended and Restated Bylaws, until the first meeting of shareholders after December 31, 2006 (the "2007 Meeting"), the Board of Directors shall consist of not less than four persons, and all such persons elected or appointed to the Board on and after July 7, 2004 shall serve for a term ending with the election of directors at the 2007 Meeting.

         SECTION 3.03. BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally or in writing or by attendance. Any director may call a Board meeting by giving twenty-four (24) hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting. Notice may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board of Directors, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         SECTION 3.04. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director is effective, whether given before, at or after the meeting and whether given in writing, orally or by attendance.

         SECTION 3.05. QUORUM. A majority of the whole Board is a quorum for the transaction of business, except that when a vacancy or vacancies exist, a majority of the remaining directors shall constitute a quorum.


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         SECTION 3.06. VACANCIES.  Vacancies on the Board of Directors resulting from the death, resignation or removal of a director may be filled by the affirmative voting of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy holds office until a qualified successor is elected by the shareholders at their next regular meeting or at any meeting duly called for that purpose.

         SECTION 3.07. COMMITTEES. The Board may, by resolution, establish committees in the manner provided by law. Committee members need not be directors.

         SECTION 3.08. COMPENSATION. Directors shall not receive any stated salary for their services in such capacity, but by resolution of the Board may receive a fixed fee and expenses of attending meetings. Nothing herein precludes any director from serving in another capacity and receiving compensation for such other capacity.

         SECTION 3.09. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting.

         SECTION 3.10. AUTHORIZATION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting as authorized by law.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 4.01. NUMBER. The officers of the corporation shall consist of a President and may also consist of one or more Vice Presidents, a Secretary and a Treasurer. The Board may elect or appoint any other officers it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities and terms of office determined by the Board from time to time. Any number of offices or functions of those offices may be held or exercised by the same person.

         SECTION 4.02. ELECTION AND TERM OF OFFICE. The Board of Directors shall from time to time elect a President and may elect one or more Vice Presidents, a Secretary and a Treasurer and any other officers or agents the Board deems necessary. Such officers shall hold their offices until their successors are elected and qualified.

         SECTION 4.03. PRESIDENT. Unless otherwise stipulated, the President shall be the chief executive officer and the chief financial officer of the corporation and shall have responsibility for the general active management of the corporation. When present, he shall preside at all meetings of the shareholders and, unless a Chairman of the Board of Directors has been elected and is present, shall preside at meetings of the Board of Directors and see that all orders and resolutions of the Board of Directors are carried into effect. The President, unless some other person is specifically authorized by vote of the Board of Directors, shall sign all certificates of stock, bonds, deeds, mortgages, agreements, modification of mortgage agreements, leases, and contracts of the corporation. The President, if no Secretary has been elected, shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders. As chief financial officer, the President shall keep accurate financial records of the corporation; deposit all money, drafts and checks in the name of and to the credit


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of the  corporation  in the banks and  depositories  designated  by the Board of
Directors; endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor; and disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors. The President shall perform such other duties as the Board of Directors shall designate.

         SECTION 4.04. VICE PRESIDENT. If a Vice President or Vice Presidents have been elected, they shall have such powers and perform such duties as may be prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to the President's power and duties in the order designated by the Board of Directors.

         SECTION 4.05. SECRETARY. If a Secretary has been elected, the Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors, shall give proper notice of meetings of shareholders and directors, shall certify all proceedings of the Board of Directors and the shareholders, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. In the Secretary's absence at any meeting an Assistant Secretary or a Secretary Pro Tempore shall perform the Secretary's duties.

         SECTION 4.06. TREASURER. If a Treasurer has been elected, the Treasurer shall assist the President in carrying out the President's duties as chief financial officer and perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

         SECTION 4.07. REMOVAL AND VACANCIES. Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

         SECTION 4.08. DELEGATION OF AUTHORITY. An officer elected or appointed by the Board may delegate some or all of the duties or powers of his office to other persons, provided that such delegation is in writing.

                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

         SECTION 5.01. CERTIFICATES FOR SHARES. Every shareholder of this corporation shall be entitled to a certificate, to be in such form as prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates shall be numbered in the order in which they are issued and shall be signed by the President (or such other officer or officers as the Board of Directors may designate) and shall have typed or printed thereon such legend as may be required by any shareholder control agreement or stock repurchase or redemption agreement. Such signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled.


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         SECTION 5.02.  ISSUANCE OF SHARES. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law. Shares shall be allotted only in exchange for consideration in such forms as may be permitted by applicable law. At the time of any such allotment of shares, the Board of Directors making such allotment shall state, by resolution, their determination of the fair value of the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted.

         SECTION 5.03. TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholders' duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name or names the shares are registered on the books of the corporation.

         SECTION 5.04. LOST CERTIFICATES. Any shareholder claiming that a certificate for shares has been lost, destroyed or stolen shall make an affidavit of the fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a sufficient indemnity bond, in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claims which may be made against it on account of the reissue of such certificates. A new certificate shall then be issued to said shareholder for the same number of shares as the one alleged to have been destroyed, lost or stolen.

                                   ARTICLE VI
                                  DISTRIBUTIONS

         SECTION 6.01. DISTRIBUTIONS. Subject to the provisions of the Articles of Incorporation, the Board of Directors may cause the corporation to make distributions pursuant to the provisions of the Minnesota Statutes, Section 302A.551.

         SECTION 6.02. RECORD DATE. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date preceding the date fixed for the payment of any distribution or allotment of other rights as the record date for the determination of the shareholders entitled to receive payment of such distribution or allotment of such rights; and in such case only shareholders of record on the date so fixed shall be entitled to receive payment or allotment notwithstanding any transfer of shares on the books of the corporation after such record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.


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                                   ARTICLE VII
                         BOOKS AND RECORDS; FISCAL YEAR

         SECTION 7.01. BOOKS AND RECORDS. The Board of Directors of the corporation shall cause to be kept in such place as it may designate:

         (a)  a  share   register,   giving  the  names  and  addresses  of  the
shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued;

         (b) records of all proceedings of shareholders and directors;

         (c) such other records and books of account as shall be necessary and appropriate to the conduct of corporate business; and

         (d) Bylaws of the corporation and all amendments thereto.

         SECTION 7.02. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

                                  ARTICLE VIII
                               INSPECTION OF BOOKS

         SECTION 8.01. EXAMINATION BY SHAREHOLDERS. Every shareholder of the corporation and every holder of a voting trust certificate shall have the right to examine, in person or by agent or attorney authorized in writing to represent the shareholder, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.

         SECTION 8.02. INFORMATION TO SHAREHOLDERS. Upon written request by a shareholder of the corporation, the Board of Directors shall furnish to him a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

                                   ARTICLE IX
                                 INDEMNIFICATION

         Any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.


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                              ARTICLE IX (AMENDED)
                                 INDEMNIFICATION

         SECTION 9.01.  DEFINITIONS.

                  (a) For purposes of this Article, the terms defined in this Section have the meanings given them.

                  (b) "CORPORATION" includes a domestic or foreign corporation that was the predecessor of the corporation referred to in this section in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (c) "OFFICIAL CAPACITY" means (1) with respect to a director, the position of director in the corporation, (2) with respect to a person other than a director, the elective or appointive office or position held by an officer, member of a committee of the Board, or the employment relationship undertaken by an employee of the corporation,
         (3) with respect to a director, officer or employee of the corporation who is or was serving at the request of the corporation or whose duties in that position involve or involved service as a director, officer, partner, trustee, or agent of another organization or employee benefit plan, the position of that person as director, officer, partner, trustee, employee or agent, as the case may be, of the other organization or employee benefit plan.

                  (d)  "PROCEEDING"  means a  threatened,  pending or  completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation.

                  (e) "SPECIAL LEGAL COUNSEL" means counsel who has not represented the corporation or a related corporation, or a director, officer, member of a committee of the Board or employee whose indemnification is in issue.

         SECTION 9.02.  INDEMNIFICATION MANDATORY; STANDARD.

                  (a) Subject to the provisions of Section 4, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

                           (1) has not been indemnified by another  organization
                  or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements incurred by the person in connection with the proceeding with respect to the same acts or omissions;

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                           (2) acted in good faith;

                           (3) received no improper personal benefit and Section
                  302A.255, if applicable, has been satisfied;

                           (4) in the  case  of a  criminal  proceeding,  had no
                  reasonable cause to believe the conduct was unlawful; and

                           (5) in the case of acts or omissions occurring in the
                  official capacity described in Section 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in
                  Section 1, paragraph (c), clause (3), reasonable believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

                  (b) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth in this Section 2.

         SECTION 9.03. ADVANCES. Subject to the provisions of Section 4, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by the person in advance of the final disposition of the proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in
Section 2 have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and
(b) after a determination that the facts then known to those making the determination would not preclude indemnification under this Article. The written undertaking required by clause (a) is an unlimited general obligation of the person making it, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

         SECTION 9.04. PROHIBITION OR LIMIT ON INDEMNIFICATION OR ADVANCES. The Articles or Bylaws either may prohibit indemnification or advances of expenses otherwise required by this Article or may impose conditions on indemnification or advances of expenses in addition to the conditions contained in Sections 2 and 3 including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally to all persons or to all persons within a given class. A prohibition or limit on indemnification or advances may not apply to or affect the right of a person to indemnification or advances of expenses with respect to any acts or omissions of the person occurring prior to the effective date of a provision in the Articles or the date of adoption of a provision in the Bylaws establishing the prohibition or limit on indemnification or advances.


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         SECTION 9.05.  REIMBURSEMENT TO WITNESS.  This section does not require or limit the ability of a corporation to reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with an appearance as a witness in a proceeding at a time when the person has not been made or threatened to be made a party to a proceeding.

         SECTION 9.06.  DETERMINATION OF ELIGIBILITY.

                  (a) All determinations whether indemnification of a person is required because the criteria set forth in Section 2 have been satisfied and whether a person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 3 shall be made:

                           (1) by the Board by a majority of a quorum. Directors
                  who are at the time parties to the proceeding shall not be counted for determining either a majority or the presence of a quorum;

                           (2) if a quorum  under  clause (1) cannot be obtained
                  by a majority of a committee of the Board, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board, including directors who are parties;

                           (3) if a  determination  is not made under clause (1)
                  or (2) by special legal counsel, selected either by a majority of the Board or a committee by vote pursuant to clause (1) or
                  (2) or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board including directors who are parties;

                           (4) if a determination  is not made under clauses (1)
                  to (3) by the shareholders, excluding the votes of shares held by parties to the proceeding; or

                           (5) if an adverse determination is made under clauses
                  (1) to (4) or under paragraph (b), or if no determination is made under clauses (1) to (4) or under paragraph (b) within 60 days after the termination of a proceeding or after a request for an advance of expenses, as the case may be, by a court in this state, which may be the same court in which the proceeding involving the person's liability took place, upon application of the person and any notice the court requires.

                  (b) With respect to a person who is not, and was not at the time of the acts or omissions complained of in the proceedings, a director, officer or person possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of the corporation, the determination whether indemnification of this person is required because the criteria set forth in Section 2 have been satisfied and whether this person is entitled to payment or reimbursement of expenses in advance of the final disposition of a proceeding as provided in Section 3 may be made by an annually appointed committee of the Board, having at least one member who is a director. The committee shall report at least annually to the Board concerning its actions.


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

         SECTION 9.07. INSURANCE. A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

         SECTION 9.08. DISCLOSURE. A corporation that indemnifies or advances expenses to a person in accordance with this section in connection with a proceeding by or on behalf of the corporation shall report to the shareholders in writing.

         SECTION 9.09. INDEMNIFICATION OF OTHER PERSONS. Nothing in this section shall be construed to limit the power of the corporation to indemnify other persons by contract or otherwise.

                                    ARTICLE X
                                   AMENDMENTS

         SECTION 10.01. Subject to Section 10.02, these Bylaws may be amended by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been included in the notice of such meeting given to the directors. The Board of Directors shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing their qualification, classification, term of office or number; except that the Board may adopt or amend any Bylaw to increase its number.

         SECTION 10.02. Notwithstanding the provisions of Section 10.01, the shareholders may amend or repeal any Bylaw by a majority vote of the shareholders present or represented at any regular meeting or at any special meeting of shareholders called for such purpose.


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